Exhibit 10.2

FORM OF NOMINEE VOTING COMMITMENT

Reference is hereby made to the Securities Purchase Agreement, dated April 21, 2003 (the “Securities Purchase Agreement”), by and between DepoMed, Inc., a California corporation (the “Company”) and the purchasers named on the Schedule of Purchasers attached as Exhibit A thereto (the “Purchasers”).  This letter shall be effective as of the Closing (as defined in the Securities Purchase Agreement).

In partial consideration of the Purchasers’ respective agreements to enter into and perform their respective obligations under the Securities Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the undersigned hereby covenants and commits to vote or cause to be voted all shares of Company Voting Stock (as defined below) now or hereafter owned or beneficially owned or controlled by the undersigned to elect the persons designated as the MDS Nominee and the Company Nominee (each, as defined in the Securities Purchase Agreement) pursuant to Section 4.12 of the Securities Purchase Agreement to the Board of Directors of the Company at each regular or special stockholder meeting, or in connection with any action taken by written consent, held or taken to elect members of the Board of Directors of the Company.

For purposes of this letter, “Company Voting Stock” means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of the Company entitling the holders thereof to vote in an election of the Board of Directors of the Company.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Nominee Voting Commitment as of the date set forth below, to be effective as of the Closing.

Signature:

Name of Shareholder:

Title of Signatory
if Shareholder is an entity:

Address

Date:	, 2003